UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
January 20, 2020
(Date of Report (date of earliest event reported)

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1212 Terra Bella Avenue Mountain View, California 94043
(Address of principal executive offices, including zip code)
(650) 940-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	IRIX	Nasdaq Global Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) Compensation of Executive Officers

2020 Short-Term Incentive Plan

On January 20, 2020, the Compensation Committee of the Company’s Board of Directors of IRIDEX Corporation (the “Company”) approved the Company’s 2020 Short-Term Incentive Plan (the “STI Plan”).  David I. Bruce, the Company’s President and Chief Executive Officer, Patrick Mercer, the Company’s Chief Operating Officer, and Romeo R. Dizon, the Company’s Vice President of Finance, are eligible to participate in the STI Plan.  Mr. Bruce’s, Mr. Mercer’s, and Mr. Dizon’s maximum amount payable under the STI Plan is $258,120, $148,180, and $119,500, respectively.

Awards under the STI Plan are based upon the achievement of certain corporate objectives that apply to all STI Plan participants and certain individual objectives specific to each STI Plan participant.  Mr. Bruce’s, Mr. Mercer’s, and Mr. Dizon’s awards under the STI Plan are subject to the Company’s achievement of certain sales targets, as well as certain other financial and operations-related performance goals specific to Mr. Bruce, Mr. Mercer, and Mr. Dizon, respectively.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ David I. Bruce
David I. Bruce President and Chief Executive Officer

Date: January 24, 2020

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